As filed with the Securities and Exchange Commission on November 20, 2003.

                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                GENIO GROUP, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                   22-3360133
   (State or other jurisdiction of                  (I.R.S. Employer No.)
    incorporation or organization)                  Identification Number)



                     1120 Avenue of the Americas, Suite 4020
                            New York, New York 10036
                                 (212) 626-6702
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive office)

                             MEDIA BUYING AGREEMENT
                            (Full title of the Plans)

                                  Shai Bar-Lavi
                             Chief Executive Officer
                                Genio Group, Inc.
                     1120 Avenue of the Americas, Suite 4020
                            New York, New York 10036
                                 (212) 626-6702
            (Name, address and telephone number of agent of services)


                                 With copies to:
                             Joel C. Schneider, Esq.
                             Sommer & Schneider LLP
                          595 Stewart Avenue, Suite 710
                           Garden City, New York 11530
                                 (516) 228-8181
                      (Name, address and telephone number)

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box |X|

CALCULATION OF REGISTRATION FEE

              Title of Securities                         Proposed Maximum     Proposed Maximum     Aggregate      Amount of
                Being Registered                               Amount         Offering Price Per     Offering     Registration
                                                          to be Registered           Share          Price (1)         Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value                               200,000                $3.80           $760,000        $96.31
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                         200,000                $3.80           $760,000        $96.31
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the closing price of the Registrant's Common Stock as reported on NASDAQ on November 17, 2003.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

         See Item 2. below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

         A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to the Genio Group, Inc., 1120 Avenue of the Americas, Suite 4020, New York, NY 10036.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The  following   documents  are   incorporated  by  reference  in  this
registration statement:

         (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002, filed with the Securities and Exchange Commission ("SEC") on January 17, 2003.

         (b) Registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002, filed with the SEC on February 21, 2003.

         (c) Registrant's Form 8-K Current Report filed with the SEC on March 5, 2003.

         (d) Registrant's Form 8-K Current Report filed with the SEC on April 7, 2003.

         (e) Registrant's Form 8-K Current Report filed with the SEC on April 22, 2003. (f) Registrant's Form 8-K Current Report filed with the SEC on May 13, 2003.

         (g) Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, filed with the SEC on May 27, 2003.

         (h) Registrant's Form 8-K Current Report originally filed with the SEC on May 27, 2003 and amended on June 6, 2003.

         (i) Registrant's Form 8-K Current Report originally filed with the SEC on May 28, 2003 and amended on June 6, 2003.

         (j) Registrant's Form 8-K Current Report filed with the SEC on June 3, 2003.

         (k) Registrant's Form 8-K Current Report filed with the SEC on July 14, 2003. (l) Registrant's Form 8-K Current Report filed with the SEC on July 21, 2003. (m) Registrant's Form 8-K Current Report filed with the SEC on August 4, 2003.

         (n) Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed with the SEC on August 20, 2003.

         (o) Definitive Information Statement on Schedule 14C filed with the SEC on August 21, 2003. (p) Registrant's Form 8-K Current Report filed with the SEC on October 3, 2003.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable. The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

         The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company. The obligations of the Company for indemnification is limited to the extent provided in the Delaware General Corporation Law and is also limited in situations where, among others, the indemnitee is deliberately dishonest, gains any profit or advantage to which he is not legally entitled or is otherwise indemnified.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

ITEM 8. EXHIBITS

   Exhibit
   Number         Description of Document
   ------         -----------------------

         3.1      Articles of Incorporation of the Registrant, as amended (1)

         3.2      By-Laws of the Registrant, as amended (1)

         4.1 Media Buying Agreement dated October 24, 2003, between Genio Group, Inc. and CB Associates LLC (2)

         4.2 Amendment to Media Buying Agreement dated November 18, 2003 between Genio Group, Inc. and CB Associates LLC (2)

         5.1      Opinion of counsel re: legality of securities being registered
                  (2)

         23.1     Consent of Aaron Stein, CPA Independent Auditor (2)

         23.2     Consent of Counsel (included in Exhibit 5.1) (2)

------------
(1) Incorporated by reference from the Registrant's Amended Report on Form 10-SB filed with the SEC on December 10, 1999, and as amended thereafter, and incorporated herein by reference.

(2)  Filed herewith.

ITEM 9. UNDERTAKINGS

       (a) The undersigned Registrant hereby undertakes:

              1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i.       To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933, as amended;

                           ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                           i. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           ii. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York County, State of New York, on the 20th day of November, 2003.

                                          GENIO GROUP, INC.



                                          By: /s/ Shai Bar-Lavi
                                              ----------------------------------
                                              Shai Bar-Lavi
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: November 20, 2003

                                     /s/ Shai Bar-Lavi
                                     ------------------------------------------
                                     Shai Bar-Lavi
                                     Chairman of the Board of Directors
                                     and Chief Executive Officer
                                     (Principal Executive Officer and Principal
                                     Accounting Officer)




                                     /s/ Steven A. Horowitz
                                     ------------------------------------------
                                     Steven A. Horowitz
                                     President and Director

                                                     INDEX TO EXHIBITS



   Exhibit   Description of Document
   Number

   Exhibit
   Number         Description of Document
   ------         -----------------------

         3.1      Articles of Incorporation of the Registrant, as amended (1)

         3.2      By-Laws of the Registrant, as amended (1)

         4.1 Media Buying Agreement dated October 24, 2003, between Genio Group, Inc. and CB Associates LLC (2)

         4.2 Amendment to Media Buying Agreement dated November 18, 2003 between Genio Group, Inc. and CB Associates LLC (2)

         5.1      Opinion of counsel re: legality of securities being registered
                  (2)

         23.1     Consent of Aaron Stein, CPA Independent Auditor (2)

         23.2     Consent of Counsel (included in Exhibit 5.1) (2)

-------------
(1) Incorporated by reference from the Registrant's Amended Report on Form 10-SB filed with the SEC on December 10, 1999, and as amended thereafter, and incorporated herein by reference.
(2)       Filed herewith.